SAFECO


Loan No. SPLM0796
                                                 REAL ESTATE NOTE
 $5,500,000.00

September 3, 1996

           FOR VALUE RECEIVED, the undersigned (hereinafter called "Maker") promises to pay to the order of SAFECO Life Insurance Company, a Washington corporation, its successors and assigns, (hereinafter called "Holder"), at SAFECO Plaza, Seattle, WA 98185, or at such other place as Holder may designate in writing, the principal sum of FIVE MILLION FIVE HUNDRED THOUSAND AND NO/100 Dollars ($5,500,000.00), or so much thereof as may be advanced, together with interest on the unpaid principal balance from the date of disbursement of funds by Holder at the rate of 8.875% per annum. Principal and interest shall be due and payable in one hundred nineteen (119) consecutive monthly payments of $45,686.00 each, commencing on the 1st day of November, 1996 and continuing on the same day of each month thereafter; provided, however, all unpaid principal and interest shall be due and payable in full on October 1, 2006. Interest accrued from date of disbursement until October 1, 1996 shall be due at closing. All payments made on this Note shall first be applied to interest.

If any payment provided for herein is not paid on or before its due date or within ten days thereafter, Maker hereby agrees to pay to Holder a late charge equal to 5% of the payment to defray the expenses incident to handling such delinquent payment.

           Full or partial prepayment of the principal of this Note shall be permitted during the loan term. Beginning in the first loan year, additional principal payments may be made but shall be applied in the inverse order of their maturity. In the event of such prepayment, a premium of two percent (2%) of such additional amount so prepaid shall be charged during the first through the ninth loan years. Prepayment shall be permitted without a prepayment premium during the 10th loan year. To the extent permitted by law, any prepayment premium shall be payable regardless of whether the loan is prepaid voluntarily or involuntarily, including, without limitation, any prepayment resulting from the exercise of the acceleration clause contained herein. A "loan year" shall mean each successive twelve (12) months beginning with the first day of the calendar month after disbursement of the funds by Holder.

           This Note is secured by a Deed of Trust and an Assignment of Leases and Rents, each of even date herewith, encumbering certain real property located in the County of Collin, State of Texas, (the "Premises") and by any other instruments, now or hereafter executed by Maker in favor of Holder, which in any manner constitute additional security for this Note (all of which are hereinafter called the "Security Documents").

           Time is of the essence in the performance of all obligations of this Note and the Security Documents. If Maker fails to make any payment when due, or defaults in the performance or observance of any of the terms, agreements, covenants or conditions contained in the Security Documents, which default is not cured within ten (10) business days after Holder notifies Maker therof in writing, then, or at any time thereafter, the entire principal balance of this Note, irrespective of the maturity date specified herein, together with accrued interest thereon, and the prepayment premium, shall, at the election of the Holder, without notice, become immediately due and payable. The principal balance of this Note shall thereafter bear interest at 6% per annum above the interest rate then applicable hereunder.

           Maker,   endorsers  and  guarantors   jointly  and  severally   waive
presentment, protest and notice of dishonor; and consent to any renewals, extensions or modifications of this Note, including the terms or times for payment; and further agree that any such renewal, extension or modification of this Note or the Security Documents or the release or substitution of any security for this Note or any other indulgences may be made without notice to any of said parties and shall not otherwise affect the liability of any of said parties for the indebtedness evidenced by this Note.

           Maker and all endorsers and guarantors understand that the financial stability and managerial ability of the Maker are a substantial and material consideration to the Holder in its agreement to make the loan evidenced hereby. Therefore, if (i) the Premises or any part thereof or interest therein is sold, transferred, assigned, leased (other than space leased without option to purchase), conveyed, or otherwise alienated, or a contract of sale or other conveyance entered into with respect thereto, or (ii) there is a change in or transfer of a controlling interest in Maker without the prior written consent of Holder, which consent shall not be unreasonably withheld, then upon the occurrence of any one or more of the foregoing events, and regardless of whether or not Maker shall be in default under this Note or the Deed of Trust or any other loan document, Holder may, at its option, declare the then outstanding principal balance evidenced by this Note plus accrued interest thereon immediately due and payable or, at its sole option, it may consent to the conveyance in writing and may increase the interest rate on this Note to the interest rate on which Holder would then commit to make a first mortgage loan of similar character with similar security, as determined by conditions it may deem necessary to compensate it for the increased risk resulting from the breach of the foregoing covenants. Such increase in interest rate shall entitle Holder to increase the monthly payments under this Note so that the increased monthly payments will fully amortize the outstanding balance of the indebtedness over the unexpired term of the Note. The execution and delivery by the Maker of any joint venture agreement, partnership agreement, or modifications thereof declaration of trust or option agreement whereby any other person or corporation may become entitled, directly or indirectly, to the possession or enjoyment of the Premises, or the income or other benefits of the Premises, shall, in each case, be deemed to be a conveyance or assignment of the Maker's interest in the Premises for the purposes of this paragraph, and shall require prior written consent from the Holder. Notwithstanding the foregoing, if Maker is an individual and dies, and his interest is transferred to a member or member of his immediate family by devise or descent, or Maker transfers his interest in connection with bona fide estate planning, the transfer of Maker's interest shall not constitute a conveyance or assignment requiring written consent of the Holder.

           Notwithstanding the provisions of the preceding paragraph and provided Maker is not then in default under this Note, the Deed of Trust or any of the Security Documents, Maker shall have a one-time only right upon payment of an assumption fee equal to one percent (1%) of the then principal balance outstanding under this Note to convey the Premises to a transferee whose property management ability, financial strength and credit history are approved by Holder, which approval shall not be unreasonably withheld or delayed. If Holder withholds its approval because of the proposed transferee's lack of creditworthiness, property management ability or financial strength or other reasonable basis which leads Holder to reasonably believe the loan or the security would be impaired, Holder shall not be deemed to have unreasonably withheld its consent. As a condition of said approval, such transferee shall assume Maker's obligations under this Note and the Security Documents and any grantors of the indebtedness shall agree to remain fully bound. Any consent given by Holder pursuant to the foregoing paragraphs shall not constitute a consent to any future such transaction.

           In no event whatsoever shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of the money exceed the highest lawful rate permissible under applicable law, it being the intent of Holder and Maker in the execution of this Note to contract in strict accordance with applicable usury laws.

           Any forbearance of Holder in exercising any right or remedy hereunder or under the Security Documents, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Holder of payment of any sum payable under this Note after the due date of such payment shall not be a waiver of Holder's right to either require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment

           This Note shall be governed by the laws of the state of Texas and shall be the joint and several obligation of all makers, endorsers and guarantors binding upon them and their successors and assigns. All makers, endorsers and guarantors agree jointly and severally to pay all costs of collection and of suit and foreclosure, including reasonable attorney's fees.

               MAKER: CYRIX CORPORATION, a Delaware corporation

                      By:  /s/ James W. Swent, III, Treasurer